UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

Snail, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41556	88-4146991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12049 Jefferson Blvd

Culver City, CA 90230

(Address of principal executive offices) (Zip Code)

+1 (310) 988-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SNAL	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

On September 1, 2026, the Company issued a press release announcing the decision of the Nasdaq Panel (as defined below). A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are furnished and shall not be deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On August 26, 2026, Snail, Inc. (the “Company”) received a written decision from the Nasdaq Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company’s request to continue the listing of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) on The Nasdaq Capital Market, subject to the Company’s satisfaction of the following condition: the Company must demonstrate compliance with Nasdaq Listing Rule 5550(b) by obtaining a minimum stockholders’ equity of at least $2,500,000 (the “Equity Rule”), by filing timely public disclosure (i) describing the transactions undertaken by the Company to achieve such compliance and demonstrate long long-term compliance with the Equity Rule and (ii) providing an indication of its equity following those transactions.

As previously disclosed, on July 1, 2026, the Company received written notice from the Nasdaq Listing Qualifications Department (the “Nasdaq Staff”) notifying the Company of its determination to delist the Class A Common Stock from The Nasdaq Capital Market as a result of the Company’s continued noncompliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”). Nasdaq Staff had also previously notified the Company that it did not comply with Nasdaq Listing Rule 5550(b), including the Equity Rule. On July 21, 2026, the Nasdaq Staff confirmed that the Company had regained compliance with the Minimum Bid Price Requirement following a reverse stock split effected on July 2, 2026. On August 13, 2026, the Panel held a hearing at which the Company presented its plan to regain compliance with the Equity Rule.

The Panel’s decision also requires the Company to provide prompt notification of any significant events occurring during the exception period that may affect the Company’s compliance with Nasdaq requirements, including any event that may call into question the Company’s ability to meet the terms of the exception granted. The Panel has reserved the right to reconsider the terms of the exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted. The foregoing summarizes certain terms of the Panel’s decision and does not describe all of the terms and conditions of the decision.

The Company’s Class A Common Stock will continue to be listed and traded on The Nasdaq Capital Market under the symbol “SNAL” during the exception period, subject to the Company’s satisfaction of the conditions set forth in the Panel’s decision. The Company is working regain compliance with the Equity Rule. Any compliance submission by the Company will be subject to review by the Panel. There can be no assurance that the Company will satisfy the conditions of the Panel’s decision or otherwise regain compliance with the applicable listing requirements, and a failure to do so would result in the delisting of the Company’s securities from Nasdaq.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release, dated September 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAIL, INC.

Date: September 1, 2026	By:	/s/ Hai Shi
	Name:	Hai Shi
	Title:	Chief Executive Officer